UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2006

First United Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS EmployerIdentification No.)

19 South Second Street, Oakland, Maryland 21550
(Address of principal executive offices) (Zip Code)

(301) 334-9471
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)        Election of Director.

On October 18, 2006, the Board of Directors of First United Corporation (the “Corporation”) increased the number of directors from 15 to 16 and elected H. Andrew Walls, III to fill the vacancy created thereby, all as permitted by the Corporation’s Amended and Restated By-Laws. Mr. Walls will serve until the 2007 Annual Meeting of Stockholders and until his successor is duly elected and qualifies. Mr. Walls will serve on the Asset and Liability Management Committee of the Board of Directors. Mr. Walls will also be appointed to the board of directors of the Corporation’s subsidiary, First United Bank & Trust (the “Bank”), and will serve on its Trust Committee and Loan Committee.

Mr. Walls will receive regular director’s fees for serving on the Corporation’s Board of Directors, which are subject to change by the Board and are disclosed each year in the Corporation’s definitive proxy statement for the annual meeting of shareholders. Specifically, Mr. Walls will receive $400 for attending each meeting of the Board, $200 for attending each committee meeting of the Board, and an annual retainer fee of $10,000. For serving on the Bank’s board of directors, Mr. Walls will receive $400 for attending each meeting of the board and $200 for attending each committee meeting. Mr. Walls will also be eligible to participate in the Corporation’s Executive and Director Deferred Compensation Plan, which was filed with the Securities and Exchange Commission as Exhibit 10.10 to the Corporation’s Quarterly Report on Form 10-Q for the period ended September 30, 2003, subject to any eligibility or other requirements of that plan.

Walls Printing Company, Inc. (“WPC”), a corporation owned by Mr. Walls and a trust established for the benefit of his minor children, provides various printing services to the Corporation. Total fees paid by the Corporation to WPC for printing services in 2005 and thus far in 2006 were $219,815 and $135,770, respectively. The Corporation estimates that it will pay an additional $30,000 to WPC for services to be rendered during the rest of 2006.

The Bank periodically engages in banking transactions in the ordinary course of its business with directors of the Corporation and their related interests, including loan and deposit transactions, on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with non-affiliated persons. The Bank makes every attempt to structure loans to directors so that they do not involve more than the normal risk of collectability or present other unfavorable features. The Bank has engaged in the following loan transactions in excess of $60,000 with Mr. Walls and his related interests since December 31, 2004: (i) a $4,482,476 installment loan to WPC; and (ii) a $2,700,698 construction loan to MEGBA, LLC, a limited liability company owned by Mr. Walls and a trust established for the benefit of his minor children.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST UNITED CORPORATION

Dated: October 23, 2006	By:	/s/ Robert W. Kurtz
Robert W. Kurtz
President and Chief Risk Officer